UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (earliest event reported): October 16, 2018 (October 10, 2018)

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS 66062
(Address of principal executive offices and zip code)

(913) 764-1045
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On October 10, 2018, Hooper Holmes, Inc. (the “Company”) and each of its subsidiaries (collectively, “Sellers”) completed the disposition of substantially all of their assets (the “Transaction”) to Summit Health, Inc. (“Buyer”), a subsidiary of Quest Diagnostics Incorporated, pursuant to an Amended and Restated Asset Purchase Agreement dated as of September 25, 2018 (the “Purchase Agreement”). The Purchase Agreement was approved on October 10, 2018 by order (the “Sale Order”) of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in the Company’s proceeding under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in Case No. 18-23302 (RDD) (the “Bankruptcy Proceeding”).
Upon closing of the Transaction, the Company received payment of the cash purchase price of $27.25 million from Buyer (the “Sale Proceeds”), an increase of $250,000 from the purchase price originally agreed upon under the Asset Purchase Agreement dated as of August 27, 2018 by and among Sellers and Buyer (the “Original Agreement”), the material terms of which were described in the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2018. The Purchase Agreement amended and restated the terms of the Original Agreement.
The Company and Buyer are parties to a Transition Services Agreement pursuant to which the Company will continue to provide certain transition services to Buyer through December 31, 2018, in exchange for Buyer’s payment of the Company’s expenses in providing the services.
In addition to approving the Transaction, the Sale Order adopted a distribution waterfall of the Sale Proceeds, which will govern the Company’s use of the Sale Proceeds. Because the Sale Proceeds are insufficient to repay all of the Sellers’ secured and unsecured debt obligations after making provision for the payment of administrative expenses in the Bankruptcy Proceeding, the approved distribution waterfall does not provide for, and the Company does not expect, the payment of any amount to the Company’s stockholders. Although the Company will remain in existence with shares of common stock outstanding while its affairs are wound down through the remainder of the Bankruptcy Proceeding, the Company cautions its stockholders that trading in shares of the Company’s common stock during the pendency of the Bankruptcy Proceeding is highly speculative and poses substantial risks. Trading prices for shares of the Company’s common stock may bear little or no relationship to the actual recovery, of which none is expected, by stockholders in the Bankruptcy Proceeding. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed Purchase Agreement, which is attached hereto as Exhibit 2.1. The Purchase Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any factual information about Sellers or Buyer.
Information about the Bankruptcy Proceeding, including a copy of the Sale Order, is available online at https://dm.epiq11.com/#/case/PRH/info.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 10, 2018, Kevin Johnson tendered his resignation, effective October 25, 2018, as the Company’s Chief Financial Officer.

Item 8.01    Other Events.
On October 10, 2018, the Company and Buyer issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Note on Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology. These forward-looking statements include all statements other than historical facts. Any forward-looking statement made in this Form 8-K is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made in this Form 8-K speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
Item 9.01     Financial Statements and Exhibits.

(a)	Exhibits

Exhibit No.	Description
2.1
Amended and Restated Asset Purchase Agreement dated as of September 25, 2018, by and between Sellers and Buyer. Pursuant to Item 601(b)(2) of Reg. S-K, the schedules to the Purchase Agreement have been omitted, and the Company agrees to furnish supplementally a copy of any such omitted schedule upon request.

99.1	Press release dated October 10, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: October 16, 2018	By:	/s/ Kevin Johnson
Kevin Johnson
Chief Financial Officer